Exhibit 99.1

KANSAS CITY, MISSOURI – JULY 28, 2004

     Interstate Bakeries Corporation (NYSE-IBC), the nation’s largest baker and distributor of fresh baked bread and sweet goods, announced that it received notice from the Securities and Exchange Commission (“SEC”) that the SEC is conducting an informal inquiry following the Company’s announcement that the Audit Committee of its Board of Directors had retained the law firm of Skadden, Arps, Slate, Meagher & Flom LLP to investigate the Company’s manner for setting its workers’ compensation reserves and other reserves.

     The notice states that the SEC has not determined that any violation of law has occurred, and advises that the notice does not reflect adversely on any person or entity or on the Company’s securities. The Company intends to cooperate fully in the inquiry.

     Interstate Bakeries Corporation is the largest baker and distributor of fresh baked bread and sweet goods in the U.S., under various national brand names including Wonder, Hostess; and Home Pride, as well as regional brand names such as Butternut, Dolly Madison, Drake’s and Merita. The Company, with 55 bread and cake bakeries and more than 1,000 distribution centers located in strategic markets from coast-to-coast, is headquartered in Kansas City, Missouri.

     For information on the Company, please contact:

Kent Magill, Esq.
Vice President, General Counsel and Corporate Secretary
Interstate Bakeries Corporation
12 East Armour Boulevard
Kansas City, MO 64111
(816) 502-4000

FORWARD-LOOKING STATEMENTS

     Some information contained in this release may be forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are not historical in nature and include statements relating to, among other things, workers’ compensation reserve estimates and our anticipated restatement of financial results for quarters prior to the fourth quarter of fiscal 2004. These forward-looking statements are subject to numerous risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from such statements. Factors that could cause actual results to differ materially include, but are not limited to, negative reactions from the Company’s stockholders, creditors or customers to our anticipated restatement of financial results for quarters prior to the fourth quarter of fiscal 2004 or any delay in providing financial information caused by such anticipated restatement; increased costs or delays in Program SOAR or other problems related thereto; failure of Program SOAR to produce expected efficiencies and financial benefits or to produce them in the time frame anticipated by the Company; cash flows and our compliance with the financial covenants in our senior secured credit facility; the availability of capital on acceptable terms; changes in consumer tastes or eating habits; acceptance of new product offerings by consumers; actions of competitors, including pricing policy and promotional spending; the availability and costs of raw materials, packaging, fuels and utilities, and the ability to recover these costs in the pricing of products, improved efficiencies and other strategies; increased pension, health care, workers’ compensation and other employee costs; the effectiveness of hedging activities; the effectiveness of advertising and marketing spending; changes in general economic and business conditions (including in the bread and sweet goods markets); any inability to protect our intellectual property rights; further consolidation in the food retail industry; future product recalls or safety concerns; expenditures necessary to carry out cost-saving initiatives and savings derived from these initiatives; changes in our business strategies; bankruptcy filings by customers; costs associated with environmental compliance and remediation; actions of governmental entities, including regulatory requirements; increased costs and uncertainties related to periodic renegotiation of union contracts; changes in our relationship with employees and the unions that represent them; the outcome of legal proceedings to which we are or may become a party, including the securities class action filed after our February 11, 2003 press release; business disruption from terrorist acts, our nation’s response to such acts and acts of war; and other factors. These statements speak only as of the date of this release and we disclaim any intention or obligation to update or revise any forward-looking statements to reflect new information, future events or developments or otherwise, except as required by law. We have provided additional information in our Annual Report on Form 10-K for our fiscal year ended May 31, 2003 and our Quarterly Reports on Form 10-Q for our quarters ended November 15, 2003 and March 6, 2004 filed with the Securities and Exchange Commission, which readers are encouraged to review, concerning other factors that could cause actual results to differ materially from those indicated in the forward-looking statements.